Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Columbus McKinnon Corporation for the registration of 2,273,000 shares of common stock of Columbus McKinnon Corporation and to the incorporation by reference therein of our reports (a) dated March 20, 2015 with respect to the consolidated financial statements and schedule of Magnetek, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2014 and incorporated by reference in Columbus McKinnon Corporation’s Current Report on Form 8-K/A filed November 9, 2015, and (b) dated June 1, 2016, with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation, and the effectiveness of internal control over financial reporting of Columbus McKinnon Corporation, included in its Annual Report (Form 10-K) for the year ended March 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, New York
April 19, 2017